Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS FIRST QUARTER 2018 EPS OF $1.12 PER SHARE; AND FFO OF $1.66 PER SHARE

Financial and Operating Highlights

•	Net income attributable to common stockholders of $1.12 per share for the first quarter as compared to $0.11 per share for the same period in 2017.

•	FFO of $1.66 per share for the first quarter as compared to $1.57 per share for the same period in 2017.

•	Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased 7.4% for the first quarter as compared to the same period in the prior year.

•
Signed 28 Manhattan office leases covering 375,813 square feet in the first quarter. The mark-to-market on signed Manhattan office leases was 10.4% higher for the first quarter over the previously fully escalated rents on the same spaces. Manhattan same store occupancy was 95.6% as of March 31, 2018, inclusive of leases signed but not yet commenced.

•	Signed a 15-year lease, initially covering four contiguous floors, with Greenberg Traurig to relocate the center of its New York operations to One Vanderbilt Avenue.

•
Signed 19 Suburban office leases covering 157,485 square feet in the first quarter. The mark-to-market on signed Suburban office leases was 1.4% higher for the first quarter over the previously fully escalated rents on the same spaces.

Investing Highlights

•
In 2018, the Company repurchased 3.9 million shares of common stock under the previously announced $1.5 billion share repurchase plan, at an average price of $97.00 per share. To date, the Company has acquired 12.3 million shares of its common stock under the program at an average price of $100.16 per share.

•
Together with our joint venture partner, entered into a contract to sell the leasehold office condominium at 1745 Broadway in Manhattan for a sale price of $633 million, or $939 per square foot. The transaction is expected to close in the second quarter of 2018 and generate net proceeds to the Company of approximately $126.0 million.

•
Closed on the previously announced sale of 600 Lexington Avenue at a gross sale price of $305.0 million, or $1,005 per square foot. The sale generated net proceeds of $290.4 million and the Company recognized a gain on sale of $23.8 million.

•
Together with our joint venture partner, closed on the sale of the 3-acre development site at 175-225 Third Street in Gowanus, Brooklyn for a gross asset valuation of $115.0 million. The Company recognized net proceeds of $67.8 million.

•
Entered into an agreement to sell Reckson Executive Park in Rye Brook, New York, for a sale price of $55.0 million. The transaction is expected to close in the third quarter of 2018 and generate net proceeds of approximately $53.0 million.

•
Entered into an agreement to sell 115-117 Stevens Avenue in Valhalla, New York, for a sale price of $12.0 million. The transaction is expected to close in the second quarter of 2018 and generate net proceeds of approximately $11.0 million.

•
Closed on the sale of an additional 13% interest in 1515 Broadway at a gross asset valuation of $1.950 billion, or $1,045 per square foot, pursuant to the previously announced agreement to sell interests totaling 43%. The closings, in total, generated net proceeds of $433.4 million and the Company recognized a gain on sale of $245.3 million.

•
Together with our joint venture partner, closed on the sale of the multi-family property at 1274 Fifth Avenue at a gross asset valuation of $44.1 million. The Company recognized net proceeds of $4.1 million, including a $2.0 million promote.

•
Entered into an agreement to sell its interest in Jericho Plaza in Jericho, New York, for a gross asset valuation of $117.4 million. The transaction is expected to close in the second quarter of 2018 and generate net proceeds to the Company of approximately $3.9 million.

•	Together with our joint venture partners, closed on the sale of Stonehenge Village, at a gross asset valuation of $287.0 million. The Company recognized net proceeds of approximately $1.4 million.
Summary
New York, NY, April 19, 2018 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended March 31, 2018 of $101.8 million, or $1.12 per share, as compared to net income attributable to common stockholders of $11.4 million, or $0.11 per share, for the same quarter in 2017. Net income attributable to common stockholders for the three months ended March 31, 2018 includes $17.1 million, or $0.18 per share, of net gains recognized from the sale of real estate as compared to $2.6 million, or $0.02 per share, for the same period in 2017.
The Company reported funds from operations, or FFO, for the quarter ended March 31, 2018 of $157.7 million, or $1.66 per share, as compared to FFO for the same period in 2017 of $165.9 million, or $1.57 per share.
All per share amounts in this press release are presented on a diluted basis.

Operating and Leasing Activity
For the quarter ended March 31, 2018, the Company reported consolidated revenues and operating income of $301.7 million and $168.3 million, respectively, compared to $377.4 million and $215.8 million, respectively, for the same period in 2017.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 7.4% for the quarter ended March 31, 2018, or 5.6%, excluding lease termination income. For the quarter, consolidated property same-store cash NOI increased by 4.6% to $128.1 million, or 1.9% to $124.4 million, excluding lease termination income, while unconsolidated joint venture property same-store cash NOI increased by 14.1% to $59.5 million, or 14.2% to $59.1 million, excluding lease termination income, as compared to the same period in 2017.
In the first quarter, the Company signed 28 office leases in its Manhattan portfolio totaling 375,813 square feet. Nineteen leases comprising 157,175 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $85.87 per rentable square foot, representing a 10.4% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Manhattan office leases signed in the first quarter was 10.0 years and average tenant concessions were 7.9 months of free rent with a tenant improvement allowance of $80.77 per rentable square foot.
Occupancy in the Company's Manhattan same-store portfolio was 95.6% as of March 31, 2018, inclusive of 505,314 square feet of leases signed but not yet commenced, as compared to 95.4% at March 31, 2017 and 95.8% at December 31, 2017.
In the first quarter, the Company signed 19 office leases in its Suburban portfolio totaling 157,485 square feet. Eleven leases comprising 25,544 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $33.13 per rentable square foot, representing a 1.4% increase over the previously fully escalated rents on the same office spaces. The average lease term on the Suburban office leases signed in the first quarter was 8.5 years and average tenant concessions were 9.4 months of free rent with a tenant improvement allowance of $28.96 per rentable square foot.
Occupancy in the Company's Suburban same-store portfolio was 86.6% as of March 31, 2018, inclusive of 25,199 square feet of leases signed but not yet commenced, as compared to 83.9% at March 31, 2017 and 87.2% as of December 31, 2017.
Significant leases that were signed in the first quarter included:

•	New lease with Greenberg Traurig for 132,647 square feet at One Vanderbilt Avenue, for 15.0 years;

•	Renewal with Investcorp International, Inc. for 75,791 square feet at 280 Park Avenue, for 15.0 years;

•	New lease with Urban Compass, Inc. for 32,812 square feet at 10 East 53rd Street, for 10.8 years;

•	Renewal and expansion with Everest Reinsurance Company for 33,696 square feet at 461 Fifth Avenue, for an average term of 4.3 years;

•	New lease with Philips Nizer LLC for 14,919 square feet at 485 Lexington Avenue, for 10.7 years;

•	New lease with Ascot Underwriting Inc. for 14,807 square feet at 55 West 46th Street, known as Tower 46, for 10.0 years.
Marketing, general and administrative, or MG&A, expense for the three months ended March 31, 2018 was $23.5 million, or 5.3% of total combined revenues and 50 basis points of total assets, including our share of assets from unconsolidated joint ventures.
Investment Activity
In 2018, the Company repurchased 3.9 million shares of common stock under the previously announced $1.5 billion share repurchase program, at an average price of $97.00 per share. To date, the Company has acquired 12.3 million shares of its common stock under the program at an average price of $100.16 per share, allowing the Company to save approximately $39.8 million of common dividends on an annualized basis.
In April, the Company entered into an agreement to sell its 11.7% interest in Jericho Plaza, two office buildings totaling 640,000 square-feet located in Jericho, New York, for a gross asset valuation of $117.4 million. The transaction is expected to close in the second quarter of 2018 and generate net proceeds to the Company of approximately $3.9 million.
In April, the Company along with our joint venture partner, Ivanhoe Cambridge, entered into a contract to sell the leasehold office condominium at 1745 Broadway in Manhattan for a sale price of $633 million, or $939 per square foot. The transaction is expected to close in the second quarter of 2018 and generate net proceeds to the Company of approximately $126.0 million.
In April, the Company, along with our joint venture partner, closed on the sale of the 3-acre development site at 175-225 Third Street in Gowanus, Brooklyn for a gross asset valuation of $115.0 million. The Company recognized net proceeds of $67.8 million.
In March, the Company entered into an agreement to sell Reckson Executive Park, which consists of six Class-A office buildings totaling 540,000 square-feet located at 1-6 International Drive in Rye Brook, New York, for a sale price of $55.0 million. The transaction is expected to close in the third quarter of 2018 and generate net proceeds of approximately $53.0 million.
In March, the Company entered into an agreement to sell 115-117 Stevens Avenue, which consists of two office buildings totaling 178,000 square-feet located in Valhalla, New York, for a sale price of $12.0 million. The transaction is expected to close in the second quarter of 2018 and generate net proceeds of approximately $11.0 million.
In March, the Company, along with our joint venture partners, closed on the sale of a 420-unit, Upper West Side multifamily complex known as Stonehenge Village, at a gross asset valuation of $287.0 million, or $641 per square foot. The Company recognized net proceeds of approximately $1.4 million.
In February, the Company closed on the sale of an additional 13% interest in 1515 Broadway, a 1.86 million-square-foot, Class-A Times Square office building, at a gross asset valuation of $1.950 billion, or $1,045 per square foot, pursuant to the previously announced agreement to sell interests totaling 43%. The sale of the initial 30% interest closed in the fourth quarter of 2017. The closings, in total, generated net proceeds of $433.4 million and the Company recognized a gain on sale of $245.3 million.
In February, the Company, along with our joint venture partner, closed on the sale of 1274 Fifth Avenue, a 54-unit multifamily building known as Stonehenge on Fifth, at a gross asset valuation of $44.1 million, or $923 per square foot. The Company recognized net proceeds of approximately $4.1 million, including a $2.0 million promote.
In January, the Company closed on the previously announced sale of 600 Lexington Avenue, a 36-story, 303,515 square foot Midtown Manhattan office building, for a gross sale price of $305.0 million, or $1,005 per square foot. The transaction generated net proceeds of $290.4 million and the Company recognized a gain on sale of $23.8 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity investment portfolio totaled $2.14 billion at March 31, 2018, including $2.09 billion of investments at a weighted average current yield of 9.0% that are classified in the debt and preferred equity line item on the balance sheet, and investments aggregating $0.05 billion at a weighted average current yield of 8.9% that are included in other balance sheet line items for accounting purposes.
The weighted average yield of 9.0% excludes the yield on our investments in 2 Herald Square, which were moved to non-accrual status in August 2017. Our investments in 2 Herald are currently the subject of an uncontested foreclosure action, for which we have received a judgment of foreclosure. We expect the foreclosure sale date to occur in the second quarter of 2018.
During the first quarter, the Company originated or acquired new debt and preferred equity investments totaling $224.5 million, all of which was retained and $199.2 million of which was funded. New mortgage investments totaled $162.2 million, all of which was retained and $144.7 million of which was funded, at a weighted average current yield of 5.4% and a weighted average levered yield of 8.2%, after taking into consideration $97.0 million drawn on the Company’s mortgage financing facility. New subordinate debt investments totaled $62.3 million, all of which was retained and $54.5 million of which was funded, at a weighted average yield of 9.0%.
Dividends
In the first quarter of 2018, the Company declared quarterly dividends on its outstanding common and preferred stock as follows:

•	$0.8125 per share of common stock, which was paid on April 16, 2018 to shareholders of record on the close of business on April 2, 2018; and

•
$0.40625 per share on the Company's 6.50% Series I Cumulative Redeemable Preferred Stock for the period January 15, 2018 through and including April 14, 2018, which was paid on April 16, 2018 to shareholders of record on the close of business on April 2, 2018, and reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.625 per share.

Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chief Executive Officer, will host a conference call and audio webcast on Thursday, April 19, 2018 at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Presentations & Webcasts”. The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using passcode 3798408.
A replay of the call will be available 7 days after the call by dialing (855) 859-2056 using passcode 3798408. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at http://slgreen.com/ under “Presentations & Webcasts”.
Company Profile
SL Green Realty Corp., an S&P 500 company and New York City's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of March 31, 2018, SL Green held interests in 118 Manhattan buildings totaling 49.9 million square feet. This included ownership interests in 28.7 million square feet of Manhattan buildings and debt and preferred equity investments secured by 21.2 million square feet of buildings. In addition, SL Green held ownership interests in 25 suburban buildings totaling 3.7 million square feet in Brooklyn, Long Island, Westchester County, and Connecticut.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at (212) 594-2700.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements are described in our filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
	2018	2017
Revenues:
Rental revenue, net	$215,369	$281,329
Escalation and reimbursement	26,399	44,192
Investment income	45,290	40,299
Other income	14,637	11,561
Total revenues	301,695	377,381
Expenses:
Operating expenses, including related party expenses of $3,834 in 2018 and $4,173 in 2017	59,782	74,506
Real estate taxes	45,661	61,068
Ground rent	8,308	8,308
Interest expense, net of interest income	47,916	65,622
Amortization of deferred financing costs	3,537	4,761
Depreciation and amortization	69,388	94,134
Transaction related costs	162	133
Marketing, general and administrative	23,528	24,143
Total expenses	258,282	332,675
Net income before equity in net income from unconsolidated joint ventures, equity in net loss on sale of interest in unconsolidated joint venture/real estate, purchase price and other fair value adjustments, gain on sale of real estate net, depreciable real estate reserves, and gain on sale of marketable securities	43,413	44,706
Equity in net income from unconsolidated joint ventures	4,036	6,614
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(6,440)	2,047
Purchase price and other fair value adjustment	49,293	—
Gain on sale of real estate, net	23,521	567
Depreciable real estate reserves	—	(56,272)
Gain on sale of marketable securities	—	3,262
Net income	113,823	924
Net income attributable to noncontrolling interests in the Operating Partnership	(5,272)	(476)
Net (income) loss attributable to noncontrolling interests in other partnerships	(198)	17,491
Preferred unit distributions	(2,849)	(2,850)
Net income attributable to SL Green	105,504	15,089
Perpetual preferred stock dividends	(3,738)	(3,738)
Net income attributable to SL Green common stockholders	$101,766	$11,351

Earnings Per Share (EPS)
Net income per share (Basic)	$1.12	$0.11
Net income per share (Diluted)	$1.12	$0.11

Funds From Operations (FFO)
FFO per share (Basic)	$1.66	$1.58
FFO per share (Diluted)	$1.66	$1.57

Basic ownership interest
Weighted average REIT common shares for net income per share	90,520	100,643
Weighted average partnership units held by noncontrolling interests	4,683	4,607
Basic weighted average shares and units outstanding	95,203	105,250

Diluted ownership interest
Weighted average REIT common share and common share equivalents	90,573	100,947
Weighted average partnership units held by noncontrolling interests	4,683	4,607
Diluted weighted average shares and units outstanding	95,256	105,554

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31,	December 31,
	2018	2017
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$2,098,406	$2,357,051
Building and improvements	5,206,982	6,351,012
Building leasehold and improvements	1,420,346	1,450,614
Properties under capital lease	47,445	47,445
	8,773,179	10,206,122
Less accumulated depreciation	(1,944,629)	(2,300,116)
	6,828,550	7,906,006
Assets held for sale	67,819	338,354
Cash and cash equivalents	288,808	127,888
Restricted cash	89,457	122,138
Investment in marketable securities	28,252	28,579
Tenant and other receivables, net of allowance of $18,363 and $18,637 in 2018 and 2017, respectively	49,552	57,644
Related party receivables	31,305	23,039
Deferred rents receivable, net of allowance of $16,896 and $17,207 in 2018 and 2017, respectively	320,547	365,337
Debt and preferred equity investments, net of discounts and deferred origination fees of $24,998 and $25,507 in 2018 and 2017, respectively	2,085,871	2,114,041
Investments in unconsolidated joint ventures	3,034,596	2,362,989
Deferred costs, net	195,557	226,201
Other assets	360,556	310,688
Total assets	$13,380,870	$13,982,904

Liabilities
Mortgages and other loans payable	$2,456,180	$2,865,991
Revolving credit facility	—	40,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	1,404,406	1,404,605
Deferred financing costs, net	(48,152)	(56,690)
Total debt, net of deferred financing costs	5,312,434	5,753,906
Accrued interest payable	36,808	38,142
Accounts payable and accrued expenses	131,797	137,142
Deferred revenue	177,896	208,119
Capitalized lease obligations	43,029	42,843
Deferred land leases payable	3,403	3,239
Dividend and distributions payable	82,337	85,138
Security deposits	64,647	67,927
Liabilities related to assets held for sale	42	4,074
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	113,456	189,231
Total liabilities	6,065,849	6,629,761

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	475,807	461,954
Preferred units	301,585	301,735

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both March 31, 2018 and December 31, 2017	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 90,190 and 93,858 issued and outstanding at March 31, 2018 and December 31, 2017, respectively (including 1,055 held in Treasury at March 31, 2018 and December 31, 2017)	902	939
Additional paid-in capital	4,776,594	4,968,338
Treasury stock at cost	(124,049)	(124,049)
Accumulated other comprehensive income	28,573	18,604
Retained earnings	1,583,833	1,139,329
Total SL Green Realty Corp. stockholders’ equity	6,487,785	6,225,093
Noncontrolling interests in other partnerships	49,844	364,361
Total equity	6,537,629	6,589,454
Total liabilities and equity	$13,380,870	$13,982,904

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended
	March 31,
Funds From Operations (FFO) Reconciliation:	2018	2017

Net income attributable to SL Green common stockholders	$101,766	$11,351
Add:
Depreciation and amortization	69,388	94,134
Joint venture depreciation and noncontrolling interest adjustments	48,006	24,282
Net income (loss) attributable to noncontrolling interests	5,470	(17,015)
Less:
Gain on sale of real estate, net	23,521	567
Equity in net (loss) gain on sale of interest in unconsolidated joint venture/real estate	(6,440)	2,047
Purchase price and other fair value adjustments	49,293	—
Depreciable real estate reserve	—	(56,272)
Depreciation on non-rental real estate assets	566	516
FFO attributable to SL Green common stockholders	$157,690	$165,894

	Three Months Ended
	March 31,
Operating income and Same-store NOI Reconciliation:	2018	2017

Net income	$113,823	$924
Equity in net loss (gain) on sale of interest in unconsolidated joint venture/real estate	6,440	(2,047)
Purchase price and other fair value adjustments	(49,293)	—
Gain on sale of real estate, net	(23,521)	(567)
Depreciable real estate reserves	—	56,272
Gain on sale of marketable securities	—	(3,262)
Depreciation and amortization	69,388	94,134
Interest expense, net of interest income	47,916	65,622
Amortization of deferred financing costs	3,537	4,761
Operating income	168,290	215,837

Equity in net (income) loss from unconsolidated joint ventures	(4,036)	(6,614)
Marketing, general and administrative expense	23,528	24,143
Transaction related costs, net	162	133
Investment income	(45,290)	(40,299)
Non-building revenue	(4,777)	(6,571)
Net operating income (NOI)	137,877	186,629

Equity in net income (loss) from unconsolidated joint ventures	4,036	6,614
SLG share of unconsolidated JV depreciation and amortization	47,619	31,215
SLG share of unconsolidated JV interest expense, net of interest income	35,780	21,093
SLG share of unconsolidated JV amortization of deferred financing costs	1,673	2,621
SLG share of unconsolidated JV loss on early extinguishment of debt	—	—
SLG share of unconsolidated JV transaction related costs	—	54
SLG share of unconsolidated JV investment income	(3,086)	(4,830)
SLG share of unconsolidated JV non-building revenue	(1,000)	(950)
NOI including SLG share of unconsolidated JVs	222,899	242,446

NOI from other properties/affiliates	(24,600)	(47,948)
Same-Store NOI	198,299	194,498

Ground lease straight-line adjustment	524	524
Joint Venture ground lease straight-line adjustment	258	286
Straight-line and free rent	(2,086)	(8,126)
Rental income - FAS 141	(2,263)	(1,771)
Joint Venture straight-line and free rent	(5,806)	(6,950)
Joint Venture rental income - FAS 141	(1,333)	(3,844)
Same-store cash NOI	$187,593	$174,617

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), excluding gains (or losses) from sales of properties, debt restructurings and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including our ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, and a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring building improvements.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre, because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is calculated by subtracting free rent (net of amortization), straight-line rent, FAS 141 rental income from NOI, while adding ground lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and our reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating our properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Debt to Market Capitalization Ratio
Debt to Market Capitalization is a non-GAAP measure that is calculated as the Company’s consolidated debt divided by the Company's estimated market value based upon the quarter-end trading price of the Company’s common stock multiplied by all common shares and operating partnership units outstanding plus the face value of the Company’s preferred equity.
The Company presents the ratio of debt to market capitalization as a measure of the Company’s leverage position relative to the Company’s estimated market value. The Company believes this ratio may provide investors with another measure of the Company’s current leverage position. The debt to market capitalization ratio should be used as one measure of the Company’s leverage position, and this measure is commonly used in the REIT sector; however, such measure may not be comparable to those used by other REITs that do not compute such measure in the same manner. The debt to market capitalization ratio does not represent the Company’s borrowing capacity and should not be considered an alternative measure to the Company’s current lending arrangements.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and ground rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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